UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 12(b) or (g)

of the Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): August 9, 2021

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062-0035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

At a meeting on August 9, 2021 the Board of Directors of Middlefield Banc Corp. (the “Company”) approved additional share repurchase capacity for the Company’s repurchase program (the “Program”). The Program commenced April 19, 2019, but repurchases under the Program were temporarily suspended in late March, 2020 due to the COVID-19 pandemic and the economic disruption that ensued. At the time the Company resumed the Program on November 9, 2020, the Company authorized 300,000 shares for repurchase under the Program. The Company has repurchased 271,279 shares since November 9, 2020.

On August 9, 2021, the Board authorized the Company to repurchase an additional 300,000 shares under Program. Combined with the 28,721 shares available for repurchase pursuant to the Board’s November 9, 2020 authorization, the Program permits the Company to repurchase a total of 328,721 shares, equating to approximately 5.4% of the Company’s 6,128,907 outstanding shares. The Program may be modified, suspended or terminated by the Company at any time.

The increased share repurchase authorization positions the Company to enhance the value of its stock and to manage its capital. The Board’s action will allow management to make repurchases, without further board approval, when stock purchases are deemed prudent. The Board believes that the Program is an important corporate finance device that can enhance long-term shareholder value. Share repurchases will be made periodically as permitted by securities laws and other legal requirements and will be subject to market conditions as well as other factors. Repurchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions. Share purchases may be commenced or suspended at any time without notice. A copy of the press release dated August 13, 2021 is attached to this Current Report as Exhibit 99.1 and is furnished herewith.

Item 9.01(d) Exhibits

99.1	Press release dated August 13, 2021 regarding the resumption and expansion of the stock repurchase program.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: August 13, 2021	/s/ James R. Heslop, II
James R. Heslop, II
Its: Executive Vice President & Chief Operating Officer